EXHIBIT 5.03

AMENDED AND RESTATED BY-LAWS

OF

EATON VANCE MUNICIPAL BOND FUND

__________________________

ARTICLE I

The Trustees

SECTION 1. Number of Trustees. The number of Trustees shall be fixed by the Trustees, provided, however, that such number shall at no time be less than two or exceed eighteen.

SECTION 2. Trustee Qualifications. All Trustees shall satisfy the requirements set forth below in this Section 2 of this Article I, except that such requirements are subject to waiver by a majority of Trustees in office at the time of the nomination of such Trustee.

(A) Only persons satisfying the following qualification requirements applicable to all Trustees may be nominated, elected, appointed, qualified or seated (“nominated or seated”) to serve as Trustees:

(1)	An individual nominated or seated as a Trustee shall be at least twenty-one years of age and not older than the mandatory retirement age determined from time to time by the Trustees or a committee of the Trustees, in each case at the time the individual is nominated or seated;

(2)	An individual nominated or seated as a Trustee shall, at the time the individual is nominated or seated, serve as a trustee or director of no more than 5 issuers (including the Trust) having securities registered under the Securities Exchange Act of 1934, as amended (the “Exchange Act”) (investment companies or individual series thereof having the same investment adviser or investment advisers affiliated through a control relationship shall all be counted as a single company for this purpose);

(3)	Except as set forth in this Section 2, an individual nominated or seated as a Trustee shall not be an employee, officer, partner, member, trustee, director or 5% or greater shareholder in any investment adviser (other than the Trust’s investment adviser or any investment adviser affiliated with the Trust’s investment adviser), collective investment vehicle primarily engaged in the business of investing in “investment securities” (as defined in the Investment Company Act of 1940, as amended (the “1940 Act”)) (an “investment company”) or entity controlling or controlled by any investment adviser (other than the Trust’s investment adviser or any investment adviser affiliated with the Trust’s investment adviser) or investment company;

(4)	An individual nominated or seated as a Trustee shall not be and shall not have been subject to any censure, order, consent decree (including consent decrees in which the respondent has neither admitted nor denied the findings) or adverse final action of any federal, state or foreign governmental or regulatory authority (including self-regulatory organizations), barring or suspending such individual from participation in or association with any investment-related business or restricting such individual’s activities with respect to any investment-related business (collectively, “Prohibited Conduct”), nor shall an individual
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nominated or seated as a Trustee be the subject of any investigation or proceeding that could reasonably be expected to result in an individual nominated or seated as a Trustee failing to satisfy the requirements of this paragraph, nor shall any individual nominated or seated as a Trustee be or have engaged in any conduct which has resulted in, or could have reasonably been expected or would reasonably be expected to result in, the Securities and Exchange Commission (“SEC”) censuring, placing limitations on the activities, functions, or operations of, suspending, or revoking the registration of any investment adviser under Section 203(e) or (f) of the Investment Advisers Act of 1940, as amended; and

(5)	An individual nominated or seated as a Trustee shall not be and shall not have been the subject of any of the ineligibility provisions contained in Section 9(b) of the 1940 Act that would permit, or could reasonably have been expected or would reasonably be expected to permit the SEC by order to prohibit, conditionally or unconditionally, either permanently or for a period of time, such individual from serving or acting as an employee, officer, trustee, director, member of an advisory board, investment adviser or depositor of, or principal underwriter for, a registered investment company or affiliated person (as defined in Section 2(a)(3) of the 1940 Act) of such investment adviser, depositor, or principal underwriter.

ARTICLE II

Officers and Their Election

SECTION 1. Officers. The officers of the Trust shall be a President, a Treasurer, a Secretary, and such other officers or agents as the Trustees may from time to time elect. It shall not be necessary for any Trustee or other officer to be a holder of shares in the Trust.

SECTION 2. Election of Officers. The Treasurer and Secretary shall be chosen annually by the Trustees. The President shall be chosen annually by the Trustees. Except for the offices of the President and Secretary, two or more offices may be held by a single person. The officers shall hold office until their successors are chosen and qualified.

SECTION 3. Resignations and Removals. Any officer of the Trust may resign by filing a written resignation with the President or with the Trustees or with the Secretary, which shall take effect on being so filed or at such time as may otherwise be specified therein. The Trustees may at any meeting remove an officer.

ARTICLE III

Powers and Duties of Trustees and Officers

SECTION 1. Trustees. The business and affairs of the Trust shall be managed by the Trustees, and they shall have all powers necessary and desirable to carry out that responsibility, so far as such powers are not inconsistent with the laws of the Commonwealth of Massachusetts, the Declaration of Trust, or these By-Laws. Except as may be required by Section 16(a) of the 1940 Act, Trustees shall be elected by shareholders only at an annual meeting of shareholders or special meeting in lieu of an annual meeting.

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SECTION 2. Executive and other Committees. The Trustees may elect from their own number an executive committee to consist of not less than three nor more than five members, which shall have the power and duty to conduct the current and ordinary business of the Trust while the Trustees are not in session, and such other powers and duties as the Trustees may from time to time delegate to such committee. The Trustees may also elect from their own number other committees from time to time, the number composing such committees and the powers conferred upon the same to be determined by the Trustees. Without limiting the generality of the foregoing, the Trustees may appoint a committee consisting of less than the whole number of Trustees then in office, which committee may be empowered to act for and bind the Trustees and the Trust, as if the acts of such committee were the acts of all the Trustees then in office, with respect to the institution, prosecution, dismissal, settlement, review, investigation or other disposition of any dispute, claim, action, suit or proceeding which shall be pending or threatened to be brought before any court, administrative agency or other adjudicatory body.

SECTION 3. Chairperson of the Trustees. The Trustees shall appoint from among their number a Chairperson. The Chairperson shall preside at the meetings of the Trustees and may call meetings of the Trustees and of any committee thereof whenever he deems it necessary or desirable to do so. The Chairperson may in his discretion preside at any meeting of the shareholders, and may delegate such authority to another Trustee or officer of the Trust. The Chairperson shall exercise and perform such additional powers and duties as from time to time may be assigned to him by the Trustees, and shall have the resources and authority appropriate to discharge the responsibilities of the office. A Trustee elected or appointed as Chairperson shall not be considered an officer of the Trust by virtue of such election or appointment. As used herein, the masculine gender shall be deemed to denote the feminine or other gender.

SECTION 4. President. Subject to such supervisory powers, if any, as may be given by the Trustees to the Chairperson of the Trustees, the President shall be the chief executive officer of the Trust and subject to the control of the Trustees, he shall have general supervision, direction and control of the business of the Trust and of its employees and shall exercise such general powers of management as are usually vested in the office of President of a corporation. In the event that the Chairperson does not preside at a meeting of shareholders or delegate such power and authority to another Trustee or officer of the Trust, the President or his designee shall preside at such meeting. He shall have the power to employ attorneys and counsel for the Trust and to employ such subordinate officers, agents, clerks and employees as he may find necessary to transact the business of the Trust. He shall also have the power to grant, issue, execute or sign such powers of attorney, proxies, contracts, agreements or other documents as may be deemed advisable or necessary in furtherance of the interests of the Trust. The President shall have such other powers and duties as, from time to time, may be conferred upon or assigned to him by the Trustees.

SECTION 5. Treasurer. The Treasurer shall be the principal financial and accounting officer of the Trust. He shall deliver all funds and securities of the Trust which may come into his hands to such bank or trust company as the Trustees shall employ as custodian in accordance with Article III of the Declaration of Trust. He shall make annual reports in writing of the business conditions of the Trust, which reports shall be preserved upon its records, and he shall furnish such other reports regarding the business and condition as the Trustees may from time to time require. The Treasurer shall perform such duties additional to foregoing as the Trustees may from time to time designate.

SECTION 6. Secretary. The Secretary shall record in books kept for the purpose all votes and proceedings of the Trustees and the shareholders at their respective meetings. He shall have custody of the seal, if any, of the Trust and shall perform such duties additional to the foregoing as the Trustees may from time to time designate.

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SECTION 7. Other Officers. Other officers elected by the Trustees shall perform such duties as the Trustees may from time to time designate, including executing or signing such powers of attorney, proxies, contracts, agreements or other documents as may be deemed advisable or necessary in furtherance of the interests of the Trust.

SECTION 8. Compensation. The Trustees and officers of the Trust may receive such reasonable compensation from the Trust for the performance of their duties as the Trustees may from time to time determine.

ARTICLE IV

Meetings of Shareholders

SECTION 1. Meetings. Meetings of shareholders, at which the shareholders shall elect Trustees and transact such other business as may properly come before the meeting, shall be held annually so long as required by NYSE American LLC, New York Stock Exchange or such other exchange or trading system on which shares of the Trust are principally traded. Meetings of the shareholders (or any class or series) may be called at any time by the President, and shall be called by the President or the Secretary at the request, in writing or by resolution, of a majority of the Trustees, or at the written request of the holder or holders of fifty-one percent or more of the total number of the then issued and outstanding shares of the Trust entitled to vote at such meeting. Any such request shall state the purposes of the proposed meeting.

SECTION 2. Place of Meetings. Meetings of the shareholders shall be held at the principal place of business of the Trust in Boston, Massachusetts, unless a different place within the United States is designated by the Trustees and stated as specified in the respective notices or waivers of notice with respect thereto; provided that the Trust may, subject to any applicable law, and upon designation by a majority of Trustees, hold meetings of shareholders solely by means of remote communications, or may hold “hybrid” meetings where some participants attend in person and others attend by means of remote communications.

SECTION 3. Notice of Meetings. Notice of all meetings of the shareholders, stating the time, place and the purposes for which the meetings are called, shall be given by the Secretary to each shareholder entitled to vote thereat, and to each shareholder who under the By-Laws is entitled to such notice, by delivering (by electronic, telephonic, computerized or other alternative means as may be approved by resolutions adopted by the Trustees, which authorization is received not more than six months before delivery of such notice) or mailing, postage paid, addressed to such address as it appears upon the books of the Trust, at least ten days no more than ninety days before the time fixed for the meeting, and the person given such notice shall make an affidavit with respect thereto. If any shareholder shall have failed to inform the Trust of his address, no notice need be sent to him. No notice need be given to any shareholder if a written waiver of notice, executed before or after the meeting by the shareholder or his attorney thereunto authorized, is filed with the records of the meeting.

SECTION 4. Quorum. Except as otherwise provided by law, to constitute a quorum for the transaction of business at any meeting of shareholders with respect to any matter, there must be present, in person or by proxy, holders of a majority of the total number of shares of the then issued and outstanding shares of the Trust entitled to vote at such meeting with respect to such matter; provided that if a class (or series) of shares is entitled to vote as a separate class (or series) on any matter, then in the case of that matter a quorum shall consist of the holders of a majority of the total number of shares of the then issued and outstanding shares of that class (or series) entitled to vote at the meeting. Shares owned directly or indirectly by the Trust, if any, shall not be deemed outstanding for this purpose.

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If a quorum, as above defined, shall not be present for the purpose of any vote that may properly come before any meeting of shareholders at the time and place of any meeting, the shareholders present in person or by proxy and entitled to vote at such meeting on such matter holding a majority of the shares present and entitled to vote on such matter may by vote adjourn the meeting from time to time to be held at the same place without further notice than by announcement to be given at the meeting until a quorum, as above defined, entitled to vote on such matter, shall be present, whereupon any such matter may be voted upon at the meeting as though held when originally convened.

SECTION 5. Voting. At each meeting of the shareholders, every shareholder of the Trust shall be entitled to one vote in person or by proxy for each share of the Trust held by such shareholder then having voting power in respect of the matter upon which the vote is to be taken, standing in his name on the books of the Trust at the time of the closing of the transfer books for the meeting, or, if the books be not closed for any meeting, on the record date fixed as provided in Section 4 of Article VI of these By-Laws for determining the shareholders entitled to vote at such meeting, or if the books be not closed and no record date be fixed, at the time of the meeting. For the avoidance of doubt, the foregoing shall not prevent or limit the application to any shareholder of any voting, share ownership or similar limitations set forth in the Declaration of Trust or these By-Laws. The record holder of a fraction of a share shall be entitled in like manner to corresponding fraction of a vote. Notwithstanding the foregoing, the Trustees may, in connection with the establishment of any class (or series) of shares or in proxy materials for any meeting of shareholders or in other solicitation materials or by vote or other action duly taken by them, establish conditions under which the several classes (or series) shall have separate voting rights or no voting rights.

All elections of Trustees shall be conducted in any manner approved at the meeting of the shareholders at which said election is held, and shall be by ballot if so requested by any shareholder entitled to vote thereon. Subject to any provision of applicable binding law, the Declaration of Trust, these By-Laws or a resolution of the Trustees specifying a greater or a lesser vote requirement, for the transaction of any item of business that properly comes before any meeting of shareholders, (i) with respect to the election of Trustees, other than a Contested Election, a nominee receiving the affirmative vote of a plurality of the shares entitled to vote with respect to such matter represented in person or by proxy at any meeting at which a quorum is present shall be deemed and declared elected, (ii) with respect to a Contested Election, a nominee receiving the affirmative vote of a majority of the shares outstanding and entitled to vote with respect to such matter at such meeting shall be deemed and declared elected and (iii) for all other items of business, upon the affirmative vote of a majority of the votes cast in person or by proxy at any meeting at which a quorum is present and entitled to vote on the subject matter, such matter shall be deemed and declared approved.

For purposes of the foregoing paragraph, “Contested Election” shall mean any election of Trustees in which the number of persons nominated for election as Trustees with respect to a given class of shares of the Trust in accordance with Article IV, Section 8 hereof exceeds the number of Trustees to be elected with respect to such class, with the determination that any election of Trustees is a Contested Election to be made by the Secretary or other officer of the Trust prior to the time the Trust mails its initial proxy statement in connection with such election of Trustees. If, prior to the time the Trust mails its initial proxy statement in connection with such election of Trustees, one or more persons nominated for election as a Trustee are withdrawn or deemed to be ineligible pursuant to these By-Laws, such that the number of persons nominated for election as Trustee no longer exceeds the number of Trustees to be elected, such election shall not be considered a Contested Election.

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In the event of a Contested Election, if one (or more) nominees are elected who were not Trustees prior to such Contested Election (“Non-Incumbents”), then the Non-Incumbents shall first fill any vacancies and then succeed those Trustees who served as Trustees prior to such Contested Election and stood for reelection at such Contested Election with the fewest affirmative votes. If an annual meeting (the “Current Annual Meeting”) is called for the purpose of considering the election of a Trustee whose term is expiring at the time of such annual meeting (an “Expiring Trustee”) or such Trustee’s successor, and the Expiring Trustee is not elected and such Expiring Trustee’s successor is not elected and qualified (in either case, because the required vote or quorum is not obtained, or otherwise), then such Trustee shall remain a member of the relevant class of Trustees, holding office until the annual meeting held in the third succeeding year following the year set for the Current Annual Meeting in the initial notice thereof and until the election and qualification of such Trustee’s successor, if any, or until such Trustee sooner dies, resigns, retires or is removed.

SECTION 6. Proxies. Any shareholder entitled to vote upon any matter at any meeting of the shareholders may so vote by proxy, provided that such proxy to act is authorized to act by (i) a written instrument, dated not more than six months before the meeting and executed either by the shareholder or by his or her duly authorized attorney in fact (who may be so authorized by a writing or by any non-written means permitted by the laws of the Commonwealth of Massachusetts) or (ii) such electronic, telephonic, computerized or other alternative means as may be approved by a resolution adopted by the Trustees, which authorization is received not more than six months before the initial session of the meeting. Proxies shall be delivered to the Secretary of the Trust or other person responsible for recording the proceedings before being voted. A proxy with respect to shares held in the name of two or more persons shall be valid if executed by one of them unless at or prior to exercise of such proxy the Trust receives a specific written notice to the contrary from any one of them. Unless otherwise specifically limited by their terms, proxies shall entitle the holder thereof to vote at any adjournment of a meeting. A proxy purporting to be exercised by or on behalf of a shareholder shall be deemed valid unless challenged at or prior to its exercise and the burden of proving invalidity shall rest on the challenger. At all meetings of the shareholders, unless the voting is conducted by inspectors, all questions relating to the qualifications of voters, the validity of proxies, and the acceptance or rejection of votes shall be decided by the chairperson of the meeting.

SECTION 7. Consents. Any action which may be taken by shareholders may be taken without a meeting if the holder or holders of fifty-one percent or more of the total number of the then issued and outstanding shares of the Trust entitled to vote on such matter (or such higher proportion as would be required by the Declaration of Trust or these By-Laws with respect to such action at an in-person meeting) consent to the action in writing and the written consents are filed with the records of the meetings of shareholders. Such consents shall be treated for all purposes as a vote taken at a meeting of shareholders.

SECTION 8. Notice of Shareholder Business and Nominations

(A) Annual Meetings of Shareholders. (1) Nominations of persons for election to the Board of Trustees and the proposal of business to be considered by the shareholders may be made at an annual meeting of shareholders or special meeting in lieu of an annual meeting (a) pursuant to the notice of meeting described in Section 3 of this Article of these By-Laws; (b) by or at the direction of the Board of Trustees; or (c) by any shareholder of the Trust who was a shareholder of record at the time of giving of notice provided for in Section 3 of this Article of these By-Laws, who is entitled to vote at the meeting, who complied with the notice provisions set forth in this Section 8 and who held at least $2,000 in market value, or 1%, of the Trust’s securities entitled to be voted on the nomination or proposal at the meeting for at least one year by the date such shareholder submitted such nomination or proposal. As used in these By-Laws, an “annual meeting” is a meeting of the shareholders of the Trust that is required pursuant to the first sentence of Section 1 of this Article IV. As used in these By-Laws, a “special meeting in lieu of an annual meeting” is a meeting held in lieu of an annual meeting that is not held in a given year if so required, whether the omission be by oversight or otherwise.

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(2) For nominations or other business properly to be brought before an annual meeting or special meeting in lieu of an annual meeting by a shareholder pursuant to clause (c) of paragraph (A)(1) of this Section 8, the shareholder must have given timely notice thereof in writing to the Secretary of the Trust and such other business must be a proper matter for shareholder action. To be timely, a shareholder’s notice shall be delivered to the Secretary at the principal executive offices of the Trust not later than the close of business on the ninetieth day nor earlier than the close of business on the one hundred-twentieth day prior to the first anniversary of the preceding year’s annual meeting or, as applicable, special meeting in lieu of an annual meeting; provided, however, that in the event that the date of the annual meeting or special meeting in lieu of an annual meeting is more than thirty days before or more than sixty days after such anniversary date, notice by the shareholder to be timely must be so delivered not earlier than the close of business on the later of the ninetieth day prior to such annual meeting or special meeting in lieu of an annual meeting or the tenth day following the day on which public announcement of the date of such meeting is first made. In no event, shall the public announcement of an adjournment of an annual meeting or special meeting in lieu of an annual meeting commence a new time period for the giving of a shareholder’s notice as described above. Such shareholder’s notice shall set forth:

(a) as to each person whom the shareholder proposes to nominate for election or reelection as a Trustee:

(i) the name, age, business address and residence address of such proposed nominee and of any Proposed Nominee Associated Person;

(ii) the principal occupation or employment of such proposed nominee;

(iii) the class or series and number of all shares of the Trust which are owned beneficially or of record, directly or indirectly, by such proposed nominee and any Proposed Nominee Associated Person, and the name and address of the record holder(s) of such shares (if different than the beneficial owner(s)) as they appear on the records of the Trust;

(iv) the name of each nominee holder of shares owned beneficially but not of record by such proposed nominee or any Proposed Nominee Associated Person, and the number of such shares held by each such nominee holder;

(v) whether and the extent to which any derivative instrument, swap, option, warrant, short interest, hedge or profit interest or other transaction has been entered into by or on behalf of such proposed nominee, or any Proposed Nominee Associated Person, with respect to shares of the Trust;

(vi) whether and the extent to which any other transaction, agreement, arrangement or understanding (including any short position or any borrowing or lending of shares) has been made by or on behalf of such proposed nominee, or any Proposed Nominee Associated Person, the effect or intent of any of the foregoing being to mitigate loss to, or to manage risk or benefit of share price changes for, such proposed nominee, or any Proposed Nominee Associated Person, or to increase or decrease the voting power or pecuniary or economic interest of such proposed nominee, or any Proposed Nominee Associated Person, with respect to the shares;

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(vii) a representation as to whether such proposed nominee is an “interested person,” as defined under Section 2(a)(19) of the 1940 Act and sufficient information about the proposed nominee to permit counsel to the Trust to confirm such representation, including information with respect to each relationship set forth in Section 2(a)(19) of the 1940 Act which may cause such proposed nominee to be an interested person of the Trust or a representation that no such relationship exists;

(viii) information to establish to the satisfaction of the Board of Trustees that the proposed nominee satisfies the trustee qualifications as set out in these By-Laws; and

(ix) any other information relating to such proposed nominee or Proposed Nominee Associated Person that would be required to be disclosed in a proxy statement or other filings required to be made in connection with solicitations of proxies for election of directors in an election contest pursuant to Section 14 of the Exchange Act (even if an election contest is not involved); and

(b) as to any other business that the shareholder proposes to bring before the meeting, a brief description of the business desired to be brought before the meeting, the reasons for conducting such business at the meeting and any material interest in such business of such shareholder and the beneficial owner, if any, on whose behalf the proposal is made; and

(c) as to the shareholder giving the notice and the beneficial owner, if any, on whose behalf the nomination or proposal is made:

(i) the name and address of such shareholder, as they appear on the Trust’s books, and of such beneficial owner and of any Shareholder Associated Person;

(ii) the class/series and number of shares of the Trust which are owned beneficially and of record by such shareholder, such beneficial owner and any Shareholder Associated Person;

(iii) whether and the extent to which any derivative instrument, swap option, warrant, short interest, hedge or profit interest or other transaction has been entered into by or on behalf of such person, or any Shareholder Associated Person, with respect to shares of the Trust;

(iv) whether and the extent to which any other transaction, agreement, arrangement or understanding (including any short position or any borrowing or lending of shares) has been made by or on behalf of such person, or any Shareholder Associated Person, the effect or intent of any of the foregoing being to mitigate loss to, or to manage risk or benefit of stock price changes for, such person, or any Shareholder Associated Person, or to increase or decrease the voting power or pecuniary or economic interest of such person, or any Shareholder Associated Person, with respect to shares of the Trust;

(v) a description of all agreements, arrangements, or understandings (whether written or oral) between such person, or any Shareholder Associated Person and any proposed nominee or any other person or persons (including their names) pursuant to which the proposal(s) or nomination(s) are being made by such person, and any material interest of such person, or any Shareholder Associated Person, in such proposal or nomination, including any anticipated benefit therefrom to such person, or any Shareholder Associated Person;

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(vi) a representation that the shareholder, or group of shareholders, giving notice intends to appear in person at the annual meeting or special meeting in lieu of an annual meeting to make the proposals or nominate the persons named in its notice; and

(vii) any other information relating to such person that would be required to be disclosed in a proxy statement or other filings required to be made in connection with the solicitation of proxies for election of directors in an election contest pursuant to Section 14 of the Exchange Act (even if an election contest is not involved).

For purposes of the foregoing, a “Proposed Nominee Associated Person” of any proposed nominee shall mean (A) any person acting in concert with such proposed nominee and (B) any direct or indirect beneficial owner of shares owned of record or beneficially by such proposed nominee or person acting in concert with the proposed nominee. A “Shareholder Associated Person” of any beneficial or record shareholder shall mean (A) any person acting in concert with such shareholder, (B) any direct or indirect beneficial owner of shares owned of record or beneficially by such shareholder or any person acting in concert with such shareholder, (C) any person controlling, controlled by or under common control with such shareholder or a Shareholder Associated Person and (D) any member of the immediate family of such shareholder or Shareholder Associated Person.

(3) A shareholder of record, or group of shareholders of record, providing notice of any proposal or nomination proposed to be made at an annual meeting or special meeting in lieu of an annual meeting shall further update and supplement such notice, if necessary, so that:

(i) the information provided or required to be provided in such notice pursuant to paragraph (A)(2) of this Article IV, Section 8 shall be true and correct as of the record date for determining the shareholders entitled to receive notice of the annual meeting or special meeting in lieu of an annual meeting, and such update and supplement shall be delivered to or be mailed and received by the Secretary at the principal executive offices of the Trust not later than five business days after the record date for determining the shareholders entitled to receive notice of such annual meeting or special meeting in lieu of an annual meeting; and

(ii) any subsequent information reasonably requested by the Board of Trustees to determine that any proposed nominee has met the trustee qualifications as set out in these By-Laws is provided, and such update and supplement shall be delivered to or be mailed and received by the Secretary at the principal executive offices of the Trust not later than five business days after the request by the Board of Trustees for subsequent information regarding trustee qualifications has been delivered to or mailed and received by such shareholder of record, or group of shareholders of record, providing notice of any nomination.

(4) Notwithstanding anything in the second sentence of paragraph (A)(2) of this Section 8 to the contrary, in the event that the number of Trustees to be elected by shareholders of the Trust to the Board of Trustees is increased and there is no public announcement naming all of the nominees for Trustee or specifying the size of the increased Board of Trustees made by the Trust at least one hundred days prior to the first anniversary of the preceding year’s annual meeting, a shareholder’s notice required by this Section 8 shall also be considered timely, but only with respect to nominees for any new positions created by such increase, if it shall be delivered to the Secretary at the principal executive offices of the Trust not later than the close of business on the tenth day following the day on which such public announcement is first made by the Trust.

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(B) Special Meetings of Shareholders. As used in these By-Laws, “special meeting” refers to any meeting of the Trust’s shareholders other than an annual meeting or special meeting in lieu of an annual meeting. Only such business shall be conducted by a special meeting of shareholders as shall have been brought before the meeting pursuant to the Trust’s notice of meeting given by or at the direction of a majority of the Trustees. Except as may be required by Section 16(a) of the 1940 Act, Trustees shall be elected only at an annual meeting of shareholders or special meeting in lieu of an annual meeting and not at a special meeting.

(C) General. (1) Only such persons who are nominated in accordance with the procedures set forth in this Section 8 shall be eligible to serve as Trustees and only such business shall be conducted at a meeting of shareholders as shall have been brought before the meeting in accordance with the procedures set forth in this Section 8. Except as otherwise provided by law, the Declaration of Trust or these By-Laws, the Chairperson (or such officer of the Trust or its investment adviser presiding at the meeting) shall have the power and duty to determine whether a nomination or any business proposed to be brought before the meeting was made, or proposed, as the case may be, in accordance with the procedures set forth in this Section 8 and, if any proposed nomination or business is not in compliance with this Section 8, to declare that such defective proposal or nomination shall be disregarded.

(2) For purposes of this Section 8, “public announcement” shall mean disclosure in a press release reported by the Dow Jones News Service, Associated Press or comparable national news service or in a document publicly filed by the Trust with the SEC pursuant to Section 13, 14 or 15(d) of the Exchange Act.

(3) Notwithstanding the foregoing provisions of this Section 8, a shareholder shall also comply with all applicable requirements of the Exchange Act and the rules and regulations thereunder with respect to the matters set forth in this Section 8. Nothing in this Section 8 shall be deemed to affect any rights of (a) shareholders to request inclusion of proposals in the Trust’s proxy statement pursuant to Rule 14a-8 under the Exchange Act or (b) the holders of any class of preferred shares of beneficial interest to elect Trustees under specified circumstances.

ARTICLE V

Trustees Meetings

SECTION 1. Meetings. The Trustees may in their discretion provide for regular or stated meetings of the Trustees. Meetings of the Trustees other than regular or stated meetings shall be held whenever called by the Chairperson and at least one other Trustee at the time being in office, or by a majority of the Trustees at the time being in office. Any or all of the Trustees may participate in a meeting by means of a conference telephone or similar communications equipment by means of which all persons participating in the meeting can hear each other at the same time, and participation by such means shall constitute presence in person at a meeting.

SECTION 2. Notices. Notice of regular or stated meetings need not be given. Notice of the time and place of each meeting other than regular or stated meeting shall be given by the Secretary or by one of the Trustee(s) calling the meeting and shall be mailed to each Trustee at his or her business address for delivery at least two days before the meeting, or shall be transmitted electronically to each Trustee at his or her electronic delivery address or personally delivered to him at least one day before the meeting. Such notice may, however, be waived by all the Trustees. Notice of a meeting need not be given to any Trustee if a written waiver of notice, executed by him before or after the meeting, is filed with the records of the meeting, or to any Trustee who attends the meeting without protesting prior thereto or at its commencement the lack of notice to him. A notice or waiver of notice need not specify the purpose of any special meeting.

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SECTION 3. Consents. Any action required or permitted to be taken at any meeting of the Trustees may be taken by the Trustees without a meeting if a written consent thereto is signed by a majority of the Trustees (or such higher proportion as would be required by the Declaration of Trust or these By-Laws with respect to such action at an in-person meeting) and filed with the records of the Trustees' meetings. A Trustee may deliver his consent to the Trust by facsimile machine or other electronic communication equipment. Such consent shall be treated as a vote at a meeting for all purposes.

SECTION 4. Place of In-Person Meetings. The Trustees may hold their meetings within or without the Commonwealth of Massachusetts.

SECTION 5. Quorum and Manner of Acting. Except as otherwise required by the Declaration of Trust, these By-Laws or by statute, a majority of the Trustees in office shall be present in person at any regular or stated meeting or special meeting of the Trustees in order to constitute a quorum for the transaction of business at such meeting and the act of a majority of the Trustees present at any such meeting, at which a quorum is present, shall be the act of the Trustees. In the event that action is to be taken with respect to the death, declination, resignation, retirement, removal or incapacity of one or more Trustees, a quorum for the transaction of such business and any other business conducted at such meeting and (except as otherwise required by the Declaration of Trust, by these By-Laws or by statute) shall be a majority of the remaining Trustees then in office. In the absence of a quorum, a majority of the Trustees present may adjourn the meeting from time to time until a quorum shall be present. Notice of any adjourned meeting need not be given.

ARTICLE VI

Shares of Beneficial Interest

SECTION 1. Certificates for Shares of Beneficial Interest. Certificates for shares of beneficial interest of any class of shares of the Trust, if issued, shall be in such form as shall be approved by the Trustees. They shall be signed by, or in the name of, the Trust by the President and by the Treasurer and may, but need not be, sealed with seal of the Trust; provided, however, that where such certificate is signed by a transfer agent or a transfer clerk acting on behalf of the Trust or a registrar other than a Trustee, officer or employee of the Trust, the signature of the President or Treasurer and the seal may be facsimile. In case any officer or officers who shall have signed, or whose facsimile signature or signatures shall have been used on any such certificate or certificates, shall cease to be such officer or officers of the Trust whether because of death, resignation or otherwise, before such certificate or certificates shall have been delivered by the Trust, such certificate or certificates may nevertheless be adopted by the Trust and be issued and delivered as though the person or persons who signed such certificate or certificates or whose facsimile signatures shall have been used thereon had not ceased to be such officer or officers of the Trust.

SECTION 2. Transfer of Shares. Transfers of shares of beneficial interest of any shares of the Trust shall be made only on the books of the Trust by the owner thereof or by his attorney thereunto authorized by a power of attorney duly executed and filed with the Secretary or a transfer agent, and only upon the surrender of any certificate or certificates for such shares. The Trust shall not impose any restrictions upon the transfer of the shares of the Trust, but this requirement shall not prevent the charging of customary transfer agent fees.

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SECTION 3. Transfer Agent and Registrar; Regulations. The Trust shall, if and whenever the Trustees shall so determine, maintain one or more transfer offices or agencies, each in the charge of a transfer agent designated by the Trustees, where the shares of beneficial interest of the Trust shall be directly transferable. The Trust shall, if and whenever the Trustees shall so determine, maintain one or more registry offices, each in the charge of a registrar designated by the Trustees, where such shares shall be registered, and no certificate for shares of the Trust in respect of which a transfer agent and/or registrar shall have been designated shall be valid unless countersigned by such transfer agent and/or registered by such registrar. The principal transfer agent may be located within or without the Commonwealth of Massachusetts and shall have charge of the stock transfer books, lists and records, which shall be kept within or without Massachusetts in an office which shall be deemed to be the stock transfer office of the Trust. The Trustees may also make such additional rules and regulations as it may deem expedient concerning the issue, transfer and registration of certificates for shares of the Trust.

SECTION 4. Closing of Transfer Books and Fixing Record Date. The Trustees may fix in advance a time which shall be not more than seventy-five days before the date of any meeting of shareholders, or the date for the payment of any dividend or the making or any distribution to shareholders or the last day on which the consent or dissent of shareholders may be effectively expressed for any purpose, as the record date for determining the shareholders having the right to notice of and to vote at such meeting, and any adjournment thereof, or the right to receive such dividend or distribution or the right to give such consent or dissent, and in such case only shareholders of record on such record date shall have such right, notwithstanding any transfer of shares on the books of the Trust after the record date. The Trustees may, without fixing such record date, close the transfer books for all or any part of such period for any of the foregoing purposes.

SECTION 5. Lost, Destroyed or Mutilated Certificates. The holder of any shares of the Trust shall immediately notify the Trust of any loss, destruction or mutilation of the certificate therefor, and the Trustees may, in their discretion, cause a new certificate or certificates to be issued to him, in case of mutilation of the certificate, upon the surrender of the mutilated certificate, or, in case of loss or destruction of the certificate, upon satisfactory proof of such loss or destruction and, in any case, if the Trustees shall so determine, upon the delivery of a bond in such form and in such sum and with such surety or sureties as the Trustees may direct, to indemnify the Trust against any claim that may be made against it on account of the alleged loss or destruction of any such certificate.

SECTION 6. Record Owner of Shares. The Trust shall be entitled to treat the person in whose name any share of the Trust is registered on the books of the Trust as the owner thereof, and shall not be bound to recognize any equitable or other claim to or interest in such share or shares on the part of any other person.

ARTICLE VII

Fiscal Year

SECTION 1. Fiscal Year. The fiscal year of the Trust shall end on such date as the Trustees may, from time to time, determine.

ARTICLE VIII

Seal

SECTION 1. Seal. The Trustees may adopt a seal of the Trust which shall be in such form and shall have such inscription thereon as the Trustees may from time to time prescribe.

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ARTICLE IX

Inspection of Books

SECTION 1. Inspection of Books by Shareholders. The Trustees shall from time to time determine whether and to what extent, and at what times and places, and under what conditions and regulations the accounts and books of the Trust or any of them shall be open to the inspection of the shareholders; and no shareholder shall have any right to inspect any account or book or document of the Trust except as conferred by law or authorized by the Trustees or by resolution of the shareholders.

SECTION 2. Inspection of Books by Trustees. The results of all actions taken at a meeting of the Trustees, or by written consent of the Trustees, shall be recorded by the Secretary of the meeting appointed by the Board of Trustees. Each Trustee shall be entitled to examine the Declaration of Trust and these By-Laws. Subject to such policies and procedures as may be adopted by the Board of Trustees, a Trustee shall also be entitled to access the Trust’s other records and to receive such other information about the Trust as is reasonably necessary for the Trustee to perform his or her duties to the Trust and its shareholders and otherwise only to the extent required by applicable law. Subject to such policies and procedures, a majority of Trustees shall determine in good faith whether any request for such access to records or such other information is reasonably necessary for the Trustees to perform such duties, and such determination shall be binding upon the requesting Trustee and all other parties.

ARTICLE X

Principal Custodian and Sub-custodians

SECTION 1. Principal Custodian. The following provisions shall apply to the employment of the principal Custodian pursuant to the Declaration of Trust:

(A) The Trust may employ the principal Custodian:

(1)	To hold securities owned by the Trust and deliver the same upon written order or oral order, if confirmed in writing, or by such electro-mechanical or electronic devices as are agreed to by the Trust and such Custodian;

(2)	To receive and receipt for any moneys due to the Trust and deposit the same in its own banking department or, as the Trustees may direct, in any bank, trust company or banking institution approved by such Custodian, provided that all such deposits shall be subject only to the draft or order of such Custodian; and

(3)	To disburse such funds upon orders or vouchers.

(B)	The Trust may also employ such Custodian as its agent:

(1)	To keep the books and accounts of the Trust and furnish clerical and accounting services; and

(2)	To compute the net asset value per share in the manner approved by the Trust.

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(C) All of the foregoing services shall be performed upon such basis of compensation as may be agreed upon between the Trust and the principal Custodian. If so directed by vote of the holders of a majority of the outstanding shares of Trust, the principal Custodian shall deliver and pay over all property of the Trust held by it as specified in such vote.

(D)	In case of the resignation, removal or inability to serve of any such Custodian, the Trustees shall promptly appoint another bank or trust company meeting the requirements of the Declaration of Trust as successor principal Custodian. The agreement with the principal Custodian shall provide that the retiring principal Custodian shall, upon receipt of notice of such appointment, deliver the funds and property of the Trust in its possession to and only to such successor, and that pending appointment of a successor principal Custodian, or a vote of the shareholders to function without a principal Custodian, the principal Custodian shall not deliver funds and property of the Trust to the Trustees, but may deliver them to a bank or trust company doing business in Boston, Massachusetts, of its own selection, having an aggregate capital, surplus and undivided profits, as shown by its last published report, of not less than $2,000,000, as the property of the Trust to be held under terms similar to those on which they were held by the retiring principal Custodian.

SECTION 2. Sub-Custodian. The Trust may also authorize the principal Custodian to employ one or more sub-custodians from time to time to perform such of the acts and services of the Custodian and upon such terms and conditions as may be agreed upon between the Custodian and sub-custodian.

SECTION 3. Securities Depositories, etc. Subject to such rules, regulations and orders as the SEC may adopt, the Trust may authorize or direct the principal Custodian or any sub-custodian to deposit all or any part of the securities in or with one or more depositories or clearing agencies or systems for the central handling of securities or other book-entry systems approved by the Trust, or in or with such other persons or systems as may be permitted by the SEC, or otherwise in accordance with the Act, pursuant to which all securities of any particular class or series of any issuer deposited within the system are treated as fungible and may be transferred or pledged by bookkeeping entry without physical delivery of such securities, provided that all such deposits shall be subject to withdrawal only upon the order of the Trust or the principal Custodian or the sub-custodian. The Trust may also authorize the deposit in or with one or more eligible foreign custodians (or in or with one or more foreign depositories, clearing agencies or systems for the central handling of securities) of all or part of the Trust’s foreign assets, securities, cash and cash equivalents in amounts reasonably necessary to effect the Trust’s foreign investment transactions, in accordance with such rules, regulations and orders as the SEC may adopt.

ARTICLE XI

Limitation of Liability and Indemnification

SECTION 1. Limitation of Liability. Provided they have exercised reasonable care and have acted under the reasonable belief that their actions are in the best interest of the Trust, the Trustees shall not be responsible for or liable in any event for neglect or wrongdoing of them or any officer, agent, employee or investment adviser of the Trust, but nothing contained in the Declaration of Trust or herein shall protect any Trustee against any liability to which he would otherwise be subject by reason of willful misfeasance, bad faith, gross negligence or reckless disregard of the duties involved in the conduct of his office.

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SECTION 2. Indemnification of Trustees and Officers. Subject to the exceptions and limitations contained in this section, every person who is, or has been, a Trustee or officer of the Trust or, at the Trust’s request, serves, or has served, as a director, trustee or officer of another organization in which the Trust has an interest as a shareholder, creditor or otherwise (hereinafter referred to as a “Covered Person”), shall be indemnified by the Trust to the fullest extent permitted by applicable law, as in effect from time to time (“Applicable Law”), against any and all liabilities and expenses, including amounts paid in satisfaction of judgments, in compromise or settlement, or as fines and penalties, and counsel fees, incurred by or for such Covered Person in connection with the preparation for, defense or disposition of, any claim, demand, action, suit, investigation, inquiry or proceeding of any and every kind, whether actual or threatened (collectively, a “Claim”), in which such Covered Person becomes involved as a party or otherwise by virtue of being or having been a Covered Person.

No indemnification shall be provided hereunder to a Covered Person to the extent such indemnification is prohibited by Applicable Law. In no event shall the Trust be obligated to indemnify a Covered Person against liabilities to the Trust or any shareholder to which such Covered Person would otherwise be subject by reason of the willful misfeasance, bad faith, gross negligence or reckless disregard of the duties involved in the conduct of such Covered Person’s office (collectively, “Disabling Conduct”).

The rights of indemnification herein provided may be insured against by policies maintained by the Trust, shall be severable, shall not affect any other rights to which any Covered Person may now or hereafter be entitled and shall inure to the benefit of the heirs, executors and administrators of such Covered Person.

To the maximum extent permitted by Applicable Law, the Trust shall make advances for the payment of expenses reasonably incurred by or for a Covered Person in connection with any Claim for which the Covered Person is entitled to indemnification by the Trust prior to final disposition thereof upon receipt of an undertaking by or on behalf of the Covered Person to repay such amount if it is ultimately determined that such Covered Person is not entitled to indemnification by the Trust.

The obligation of the Trust to indemnify a Covered Person and/or make advances for the payment of expenses incurred by or for such Covered Person under this section may be made subject to conditions and procedures as the Trustees determine are necessary or appropriate to protect the Trust from the risk that a Covered Person will ultimately be determined to be not entitled to indemnification hereunder. Except as otherwise provided in such conditions and procedures, the Covered Person shall be entitled to the benefit of a rebuttable presumption that the Covered Person has not engaged in Disabling Conduct and that the Covered Person is entitled to indemnification hereunder.

Nothing contained in this section shall affect any rights to indemnification to which any Covered Person or other person may be entitled by contract or otherwise under law or prevent the Trust from entering into any contract to provide indemnification to any Covered Person or other person. Without limiting the foregoing, the Trust may, in connection with the acquisition of assets subject to liabilities or a merger or consolidation, assume the obligation to indemnify any person including a Covered Person or otherwise contract to provide such indemnification, and such indemnification shall not be subject to the terms of this section.

SECTION 3. Indemnification of Shareholders. In case any shareholder or former shareholder shall be held to be personally liable solely by reason of his being or having been a shareholder and not because of his acts or omissions or for some other reason, the shareholder or former shareholder (or his heirs, executors, administrators or other legal representatives, or in the case of a corporation or other entity, its corporate or other general successor) shall be entitled out of the Trust estate to be held harmless from and indemnified

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against all loss and expense arising from such liability. The Trust shall, upon request by the shareholder, assume the defense of any claim made against any shareholder for any act or obligation of the Trust and satisfy any judgment thereon. A holder of shares of a series shall be entitled to indemnification hereunder only out of assets allocated to that series.

ARTICLE XII

Litigation, Limitation of Liability, Applicable Law and Conflicts of Law

SECTION 1. Litigation. To the maximum extent permitted by law, any exercise of power described in Section 2.18 of the Declaration of Trust shall be final, and binding on all persons (including shareholders of the Trust).

SECTION 2. Derivative Actions.

(A) The purpose of this Article XII, Section 2 is to protect the interests of the Trust and the shareholders of the Trust by establishing a process that will permit legitimate inquiries and claims to be made and considered while avoiding the time, expense, distraction and other harm that can be caused to the Trust and shareholders as a result of spurious shareholder demands and derivative actions. In addition to any requirements applicable to shareholders of a Massachusetts business corporation that are not inconsistent with the terms of this Declaration of Trust, a shareholder or shareholders may bring a derivative action on behalf of the Trust only in accordance with the terms of this Article XII, Section 2.

(B) Except to the extent explicitly permitted under the federal securities laws, no shareholder or group of shareholders shall have the right to bring or maintain any court action, proceeding or claim on behalf of the Trust or any series or class of shares of the Trust without first making demand on the Trustees requesting the Trustees to bring or maintain such action, proceeding or claim. Such demand shall not be excused under any circumstances, including claims of alleged interest on the part of the Trustees, unless the demanding shareholder(s) make a specific showing that irreparable nonmonetary injury to the Trust or series or class of shares of the Trust that the shareholder(s) could not reasonably have prevented would otherwise result. Such demand shall be mailed to the Secretary of the Trust at the Trust’s principal office and shall set forth with particularity the nature of the proposed court action, proceeding or claim and the essential facts relied upon by the shareholder(s) to support the allegations made in the demand. Within 90 days of receipt of any such demand, the Trustees shall consider the merits of the claim and determine whether commencing or maintaining a suit would be in the best interests of the Trust or the affected series or class, as applicable.  If, during this 90-day period, the Trustees conclude that a determination as to the maintenance of a suit cannot reasonably be made within the 90-day period, the Trustees may extend the 90-day period by a period of time that the Trustees consider will be sufficient to permit them to make such a determination, not to exceed 60 calendar days from the end of the initial 90-day period. In their sole discretion, the Trustees may submit the question of whether to proceed with the claim to a vote of shareholders of the Trust or a series or class of shares, as appropriate. To the maximum extent permitted by law, any decision by the Trustees to bring, maintain or settle (or not to bring, maintain or settle) such court action, proceeding or claim, or to submit the matter to a vote of shareholders, shall be final and binding upon the shareholders.

(C) Any Trustee acting in connection with any demand or any proceeding relating to a claim on behalf of or for the benefit of the Trust or any series or class thereof who is not an “interested person” of the Trust within the meaning of Section 2(a)(19) of the 1940 Act shall be deemed to be independent and disinterested with respect to any actions taken in connection with any such demand, proceeding, or claim. Without limiting the foregoing, a Trustee otherwise independent for purposes of considering the demand shall not be considered not to be independent and disinterested by virtue of (i) the fact that such Trustee

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receives remuneration for his service as a Trustee of the Trust or as a trustee or director of one or more investment companies with the same or an affiliated investment adviser or underwriter, (ii) the amount of such remuneration, (iii) the fact that such Trustee was identified in the demand as a potential defendant or witness or was named as a defendant in any derivative action, or (iv) the fact that the Trustee approved or participated in the act being challenged in the demand if the act resulted in no material personal benefit to the Trustee or, if the Trustee is also a shareholder, no material personal benefit that is not shared pro rata with other shareholders of the series or class of which the Trustee is a shareholder.

(D) For purposes of this Article XII, Section 2, the Trustees may designate a committee to consider a demand by shareholders. Such committee (or the Trustees in the absence of a committee) shall be entitled to retain counsel or other advisers in considering the merits of the demand.

SECTION 3. Exclusive Right of Action. To the maximum extent permitted by law, each shareholder of the Trust acknowledges and agrees that any alleged injury to the Trust’s property, any diminution in the value of the shareholder’s shares, or any other claim arising out of or relating to an allegation regarding the actions, inaction, or omissions of or by the Trustees, the Trust’s officers or the investment adviser of the Trust is a legal claim belonging only to the Trust and not to the shareholders individually. Accordingly, all shareholders shall be bound to bring any and all such claims pursuant only to the provisions of Article XII, Section 2. The shareholders acknowledge that, for these purposes, the Trust is deemed to be a separate and distinct legal entity.

SECTION 4. Direct Claims. No group of shareholders shall have the right to bring or maintain a direct action or claim for monetary damages against the Trust or the Trustees predicated upon an express or implied right of action under the Declaration of Trust or the 1940 Act, nor shall any single shareholder, who is similarly situated to one or more other shareholders with respect to the alleged injury, have the right to bring such an action, unless such group of shareholders or shareholder has obtained authorization from the Trustees to bring the action. The requirement of authorization shall not be excused under any circumstances, including claims of alleged interest on the part of the Trustees. A request for authorization shall be mailed to the Secretary of the Trust at the Trust’s principal office and shall set forth with particularity the nature of the proposed court action, proceeding or claim and the essential facts relied upon by the group of shareholders or shareholder to support the allegations made in the request. The Trustees shall consider such request within 90 days of its receipt by the Trust. In their sole discretion, the Trustees may submit the matter to a vote of shareholders of the Trust or series or class of shares, as appropriate. Any decision by the Trustees to settle or to authorize (or not to settle or to authorize) such court action, proceeding or claim, or to submit the matter to a vote of shareholders, shall be made in their business judgment and shall be binding on all shareholders.

SECTION 5. No Implied Duties or Liabilities. Except to the extent required by applicable law or expressly stated herein, nothing in the Declaration of Trust or these By-Laws shall be deemed to create any fiduciary duty or other legal obligation (a) on the part of the Trustees or Trust officers to the Trust, the shareholders or any other Person; or (b) on the part of the Trust to any person.

SECTION 6. Applicable Law. The Trust is governed by and construed and administered according to the laws of the Commonwealth of Massachusetts. The Trust is of the type commonly called a Massachusetts business trust, and without limiting the provisions hereof, the Trust may exercise all powers which are ordinarily exercised by such a trust. Any suit, action or proceeding brought by or in the right of any shareholder of the Trust or any person claiming any interest in any shares of the Trust seeking to enforce any provision of, or based on any matter arising out of, related to, or in connection with, the Declaration of Trust or the Trust, any series or class or any shares of the Trust, including without limitation any claim (whether direct, derivative or otherwise) of any nature against or on behalf of the Trust, any series or class, the Trustees or officers of the Trust or the investment adviser of the Trust, shall be brought exclusively in

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the United States District Court for the District of Massachusetts, or to the extent such court does not have jurisdiction than such actions and/or claims, shall be brought in the Superior Court of Suffolk County for the Commonwealth of Massachusetts. If a shareholder or group of shareholders bring a claim in a jurisdiction other than as specified above, and venue for such claim is subsequently changed through legal process to the United States District Court for the District of Massachusetts or the Superior Court of Suffolk County for the Commonwealth of Massachusetts, such shareholder(s) shall reimburse all expenses incurred by the Trust or any other person in effecting such change of venue.

SECTION 7. Provisions in Conflict with Law or Regulations.

(A) The provisions of the Declaration of Trust and By-Laws are severable, and if the Trustees shall determine, with the advice of legal counsel, that any of such provisions is in conflict with the 1940 Act, the Internal Revenue code of 1986 or with other applicable laws and regulations, the conflicting provision shall be deemed never to have constituted a part of the Declaration of Trust or By-Laws, as applicable; provided, however, that such determination shall not affect any of the remaining provisions of the Declaration of Trust or By-Laws or render invalid or improper any action taken or omitted prior to such determination.

(B) If any provision of the Declaration of Trust or By-Laws shall be held invalid or unenforceable in any jurisdiction, such invalidity or unenforceability shall attach only to such provision in such jurisdiction and shall not in any manner affect such provisions in any other jurisdiction or any other provision of the Declaration of Trust or By-Laws in any jurisdiction.

ARTICLE XIII

Control Share Acquisitions

SECTION 1. Certain Definitions. As used in this Article XIII, the following terms have the meanings specified below:

(a) “Associate” means, with respect to any Person, any person who directly or indirectly controls or is controlled by, or is under common control with, such Person, “control,” as used in this definition meaning the possession, direct or indirect, of the power to direct or cause the direction of the management or policies of a Person, whether through the ownership of voting securities, by contract or otherwise; any corporation or organization of which such Person is an officer, director or partner or in which such Person performs a similar function; any direct or indirect Beneficial Owner of ten percent (10%) or more of any class of equity securities of such Person; any trust or estate in which such Person has a beneficial interest not represented by transferable shares or as to which such Person serves as trustee or in a similar fiduciary capacity; any relative or spouse of such Person, or any relative of such spouse, any one of whom has the same residence as such Person or who is a Trustee or officer of the Trust or any of its affiliates; any person who is acting or intends to act jointly or in concert with such Person in a Control Share Acquisition; and any “affiliated person” of such Person, as such term is defined in Section 2(a)(3) of the 1940 Act.

(b) “Beneficial Ownership” means the sole or shared power to dispose or direct the disposition of shares of the Trust or the sole or shared power to vote or to direct the voting of shares, whether such power is direct or indirect or through any contract, arrangement, understanding, relationship or otherwise. A Person shall not be deemed to be a Beneficial Owner of shares of the Trust as to which such Person may exercise voting power solely by virtue of a revocable proxy conferring the right to vote. A member of a national securities exchange shall not be deemed to be a Beneficial Owner of shares of the Trust held directly or indirectly by it on behalf of another Person solely because such member is the record holder of such securities and, pursuant to the rules of such exchange, may direct the vote of such shares, without instruction, on other than contested matters or matters that may affect substantially the rights or privileges of the holders of the shares to be voted but is otherwise precluded by the rules of such exchange from voting without instructions.

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(c)(1) “Control Share Acquisition” means the acquisition by any Person of Beneficial Ownership of shares of the Trust, which, but for the provisions of this Article XIII, would have voting rights and which, when added to all other shares of the Trust beneficially owned by such Person (including shares otherwise included in the categories enumerated in Section 1(c)(2)(i) through (vi) below), would entitle such Person, upon acquisition of such shares, to vote or direct the voting of shares of the Trust having voting power in the election of Trustees (except for elections of Trustees by preferred shareholders of the Trust voting as a separate class) within any of the following ranges of such voting power:

(i) One-tenth or more, but less than one-fifth of all voting power;

(ii) One-fifth or more, but less than one-third of all voting power;

(iii) One-third or more, but less than a majority of all voting power; or

(iv) A majority or more of all voting power.

Subject to Section 1(c)(2) below, with respect to any Control Share Acquisition by a Person, the following shares of the Trust shall be deemed to have been acquired in the same Control Share Acquisition for purposes of this Article XIII: (a) all shares the Beneficial Ownership of which is acquired by such Person within ninety (90) days before the date on which such Person makes an acquisition of Beneficial Ownership of shares that results in such Control Share Acquisition; and (b) all shares the Beneficial Ownership of which is acquired by such Person within the range of voting power (specified in this Section 1(c)(1)) to which the Control Share Acquisition is subject at any time after the date on which such Person makes an acquisition of Beneficial Ownership of shares that results in such Control Share Acquisition but prior to the authorization by shareholders of such Person’s voting rights with respect to such Control Share Acquisition in accordance with Section 4 of this Article XIII.

(2) A Control Share Acquisition shall not include the acquisition of Beneficial Ownership of shares acquired:

(i) before August 13, 2020, provided, for the avoidance of doubt, that shares of the Trust acquired before August 13, 2020 shall, pursuant to Section 1(c)(1) above, be added to shares of the Trust the Beneficial Ownership of which is acquired after August 13, 2020 for purposes of determining whether a Control Share Acquisition has taken place or will take place following August 13, 2020;

(ii) pursuant to a contract to acquire shares existing before August 13, 2020;

(iii) by will or pursuant to the laws of descent and distribution;

(iv) pursuant to the satisfaction of a pledge or other security interest created in good faith and not for the purpose of circumventing the provisions of this Article XIII;

(v) pursuant to a tender offer, merger or consolidation, but only if such tender offer, merger or consolidation is pursuant to an agreement to which the Trust is a party and has been approved by such proportion of the Board of Trustees, and/or shareholders of the Trust as is required pursuant to the Declaration of Trust or By-Laws; or

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(vi) through any other transaction that is declared to be exempt from the provisions of this Article XIII by vote of a majority of the Board of Trustees, whether such vote is taken before, at the time of or after such transaction.

(3) The acquisition of Beneficial Ownership of shares of the Trust does not constitute a Control Share Acquisition if the acquisition is made by a Person whose voting rights with respect to shares of the Trust were previously authorized by the shareholders of the Trust in compliance with this Article XIII, unless such acquisition, when added to all other shares of the Trust beneficially owned by the Person making such acquisition would entitle such acquiring Person to vote or direct the voting of shares of the Trust having voting power in the election of Trustees in excess of the range of voting power within which all shares beneficially owned by such Person whose voting rights were previously so authorized had voting power immediately following such authorization.

(d) “Control Share Acquisition Statement” means a statement satisfying the requirements of Section 2 below.

(e) “Interested Shares” means shares of the Trust that are beneficially owned by:

(i) any Person who has acquired Beneficial Ownership of shares of the Trust in a Control Share Acquisition;

(ii) any officer of the Trust; or

(iii) any employee of the Trust or the Trust’s investment adviser who is also a Trustee of the Trust.

For the avoidance of doubt, any Person whose voting rights in connection with a Control Share Acquisition are subject to a shareholder vote at a meeting of shareholders pursuant to Section 3 shall be deemed to hold Interested Shares with respect to any shareholder vote at such meeting on voting rights in connection with a Control Share Acquisition by any other Person.

(f) “Person” means any individual, corporation, partnership, unincorporated association or other entity or any Associate of such Person.

SECTION 2. Delivery of Control Share Acquisition Statement. Any Person who has acquired shares in a Control Share Acquisition may deliver a Control Share Acquisition Statement to the Secretary of the Trust at the principal executive offices of the Trust personally or by certified mail. The Control Share Acquisition Statement shall set forth all of the following:

(i) the identity of such Person and any Associate of such Person who has acquired Beneficial Ownership of shares of the Trust;

(ii) a statement that such Control Share Acquisition Statement is being made and delivered pursuant to the provisions of this Article XIII;

(iii) the number and class or series of shares of the Trust beneficially owned by such Person and each Associate of such Person prior to the Control Share Acquisition;

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(iv) the number and class or series of shares acquired by such Person pursuant to the Control Share Acquisition and the range of voting power to which the Control Share Acquisition is subject pursuant to the provisions of Section (1)(c)(1) above; and

(v) a description of the terms and conditions of the Control Share Acquisition, including but not limited to the prices paid by such Person in the Control Share Acquisition and the dates upon which the shares were acquired.

SECTION 3. Meeting of Shareholders. (a) If the Person delivering the Control Share Acquisition Statement so demands in writing contemporaneously with the delivery of such Control Share Acquisition Statement, consideration of the voting rights to be authorized for the shares acquired in the Control Share Acquisition shall be presented (i) if the Trust is required to hold annual meetings of shareholders pursuant to state law or applicable rules of a national securities exchange on which the Trust’s shares are listed for trading, at the next meeting of the Trust’s shareholders notice of which has not been given prior to the receipt by the Trust of the Control Share Acquisition Statement, whether such meeting is an annual meeting, special meeting in lieu of an annual meeting or special meeting (and provided that the Board of Trustees shall have no obligation to call such a meeting for the sole purpose of considering the voting rights in connection with a Control Share Acquisition) or (ii) if the Trust is not required to and does not hold annual meetings of shareholders, at a special meeting of shareholders, which shall be called by the Board of Trustees and shall be held no later than six months following the delivery of such demand. A demand delivered pursuant to the preceding sentence shall not be considered a notice of shareholder proposal for purposes of Article IV, Section 8 of these By-Laws and shall not be subject to the associated informational requirements or deadlines. Such demand shall not be effective unless accompanied by an undertaking by the Person making such demand to pay, if requested by the Trust, the reasonable expenses incurred by the Trust arising from or relating to the consideration of the voting rights of such Person at a shareholder meeting, but not including the expenses of the Trust incurred in opposing a vote to authorize voting rights for the shares acquired in the Control Share Acquisition. The Trust shall have no obligation to, but may, include the consideration of voting rights for the shares acquired in a Control Share Acquisition in its own proxy statement for any shareholder meeting. The Trustees may require the acquiring Person to give bond, with sufficient surety, or may require such Person to deposit cash in escrow to reasonably assure the Trust that this undertaking will be satisfied. For the avoidance of doubt, a demand delivered pursuant to this Section shall be limited to the consideration of the voting rights to be authorized for only those shares acquired within the range of voting power to which the Control Share Acquisition is subject pursuant to the provisions of Section (1)(c)(1) above, and any shares acquired in excess of such range shall constitute a separate Control Share Acquisition with respect to the next range of voting power and, therefore, shall be treated separately for purposes applying the provisions of this Article XIII.

(b) The notice to the shareholders of the Trust of any annual meeting, special meeting in lieu of an annual meeting or special meeting at which the voting rights to be accorded shares acquired in a Control Share Acquisition are to be considered shall be directed to all shareholders of record of the Trust entitled to vote on such matter as of the record date set for such meeting. Such notice may include or be accompanied by a copy of the Control Share Acquisition Statement received by the Trust pursuant to this Article XIII, and such other information as the Trust deems appropriate.

(c) A Person whose voting rights with respect to shares acquired in a Control Share Acquisition are considered at a meeting of shareholders of the Trust with respect to one of the four ranges of voting power specified in Section 1(c)(1) above and not approved may not demand shareholder consideration of its voting rights in connection with a Control Share Acquisition with respect to the same range of voting power at any subsequent shareholder meeting held within two calendar years of the initial meeting at which such Person’s voting rights were considered with respect to such range. For the avoidance of doubt,

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such Person shall not have voting rights with respect to such shares except to the extent approved at a future meeting held after the expiration of such two-year period and, after the expiration of such two-year period, such Person may deliver a Control Share Acquisition Statement (in accordance with Section 2 above) with respect to such shares (and/or any other shares acquired in a Control Share Acquisition with respect to the same range of voting power) and may demand shareholder consideration of the voting rights to be authorized for such shares (in accordance with Section 3(a) above).

SECTION 4. Authorization of Voting Rights. The Beneficial Owner of shares acquired in a Control Share Acquisition shall have the same voting rights with respect to those shares as the Beneficial Owners of all other shares of the same class or series of the Trust only to the extent authorized by vote of shareholders of the Trust at an annual meeting, special meeting in lieu of an annual meeting or special meeting at which such authorization is considered pursuant to Section 3(a) above. At any such meeting, such authorization shall be considered prior to any other matter that is subject to a shareholder vote, and such authorization shall require the affirmative vote of the holders of a majority of the shares entitled to vote generally in the election of Trustees, excluding Interested Shares. For the avoidance of doubt, Interested Shares shall be disregarded for determining a quorum and shall not be entitled to vote with respect to such authorization. If no such vote is adopted, (a) the Beneficial Owner of such shares shall not have “voting power” within the meaning of Article IV, Section 5 of these By-Laws, such shares shall not be “entitled to vote” on any matters within the meaning of Article V, Section 5.2 of the Declaration of Trust and the Beneficial Owner of such shares shall not otherwise have voting rights with respect to such shares with respect to any matter pursuant to these By-Laws or the Declaration of Trust, and (b) such shares shall not be considered “present” or “entitled to vote” for purposes of determining quorum pursuant to Article IV, Section 4 of these By-Laws. Such shares may be voted upon transfer of Beneficial Ownership of such shares to another Person unless such transfer constitutes a Control Share Acquisition by the acquirer, in which event the ability of the acquirer to vote such shares shall be subject to the provisions of this Article XIII.

SECTION 5. Persons Required to Provide Information; Interpretation. (a) Each Person who owns shares of the Trust either beneficially or of record shall provide to the Trust such information as the Trust may request as is necessary for the Trust to apply the provisions in this Article XIII.

(b) Upon approval by a majority of the Board of Trustees, the Board of Trustees may adopt policies, procedures or resolutions to supply any omission, cure any ambiguity or correct or supplement any defective or inconsistent provisions contained in this Article XIII. Any interpretation of any term or provision contained in this Article XIII made by the Trustees in good faith shall be conclusive and binding upon all shareholders of the Trust.

ARTICLE XIV

Report to Shareholders

SECTION 1. Reports to Shareholders. The Trustees shall at least semi-annually transmit by written, electronic, computerized or other alternative means to the shareholders a written report of the financial statements of the Trust, which shall at least annually be certified by independent public accountants.

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ARTICLE XV

Amendments

SECTION 1. Amendments. These By-Laws may be amended at any meeting of the Trustees by a vote of a majority of the Trustees then in office; provided, however, that any provision of Article XI may be amended only by a two-thirds vote of such Trustees.

Dated: August 13, 2020

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